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                                                                     EXHIBIT 5.1

                          [WILLIAM F. BOYD LETTERHEAD]


September 1, 2004

COEUR D'ALENE MINES HOLDINGS COMPANY
400 Coeur d'Alene Mines Building
505 Front Avenue
Coeur d'Alene, Idaho 83814

        Re: Coeur d'Alene Mines Holdings Company

Ladies and Gentlemen:

        As counsel for Coeur d'Alene Mines Holdings Company, an Idaho corporation (the "Company"), I am familiar with (i) the Company's offer to purchase all outstanding common shares of Wheaton River Minerals Ltd. (the "Offer to Purchase"), filed as part of the registration statement on Form S-4 (File No. 333-117325), filed with the Securities and Exchange Commission (the "Commission") on July 13, 2004, as amended (the "Registration Statement"), with respect to the registration of up to 612,041,868 shares (the "Shares") of the Company's common stock, par value $1.00 per share (the "Common Stock"); (ii) the related tender offer documents, including the letter of transmittal (the "Letter of Transmittal" which together with the Offer to Purchase, as each may be amended or supplemented from time to time, collectively constitute the "Offer") filed with the Commission as exhibits to the Schedule TO on July 13, 2004 (the "Tender Offer Documents") in connection with the Offer to Purchase; (iii) the Company's proxy statement on Schedule 14A filed July 19, 2004, and (iv) the proxy statement/prospectus included in the Registration Statement on Form S-4 (File No. 333-118501), which was filed with the Commission on August 24, 2004, as amended to date (the "Proxy Statement/Prospectus"), relating to approval of the Coeur holding company reorganization (as defined in the Proxy Statement/Prospectus) and the issuance of shares of the Company's stock in connection with the Coeur holding company reorganization, the Offer to Purchase, and related


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Coeur d'Alene Mines Holdings Company
September 1, 2004
Page 2

transactions contemplated by the offer to Purchase and the Proxy
Statement/Prospectus.

        For the purposes of the opinions set forth below, I have examined and am familiar with the proceedings taken by the Company in connection with the Offer and the issuance of the Shares. I have also made such other factual and legal inquiries and examinations as I deemed necessary and appropriate under the circumstances. In arriving at the following opinions, I have relied, among other things, upon my examination of such corporate records of the Company and certificates of officers of the Company and of public officials and such other documents as I have deemed appropriate. In such examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies and the authenticity of the originals of such copies. With respect to agreements and instruments executed by natural persons, I have assumed the legal competency of such persons.

        Based upon the foregoing examination and in reliance thereon, I am of the opinion that, assuming the approval of the Coeur holding company reorganization by the shareholders of Coeur d'Alene Mines Corporation and the approval of the issuance of the Shares as set forth in the Proxy Statement/Prospectus by the shareholders of Coeur d'Alene Mines Corporation (who are the prospective shareholders of the Company), the Shares, upon issuance in exchange for Wheaton common shares deposited pursuant to the Offer or in exchange for shares of Coeur d'Alene Mines Corporation in the Coeur holding company reorganization, will be validly issued, fully paid and non-assessable.

        I render no opinion herein as to matters involving the laws of any jurisdiction other than the United States of America and the General Corporation Law of the State of Idaho. This opinion is limited to the effect of the present state of the laws of the United States of America and the State of Idaho and the facts as they presently exist. I assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or in such facts.


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Coeur d'Alene Mines Holdings Company
September 1, 2004
Page 3

        I consent to the filing of this opinion as an exhibit to the Registration Statement and the Proxy Statement/Prospectus, and I further consent to the use of my name under the caption "Legal Matters" in the Registration Statement and in the Proxy Statement/Prospectus. In giving these consents, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations promulgated by the Commission under the Act.


                                        Very truly yours,


                                        /s/ WILLIAM F. BOYD
                                        -----------------------------------
                                        William F. Boyd


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